As filed with the Securities and Exchange Commission on February 14, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AURORA INNOVATION, INC.
(Exact name of Registrant as specified in its charter)

Delaware	98-1562265
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1654 Smallman St.
Pittsburgh, Pennsylvania, 15222
(888) 583-9506
(Address of principal executive offices, including zip code)

Aurora Innovation, Inc. 2021 Equity Incentive Plan, as amended
(Full title of the plan)

Shelley Webb
Chief Legal Officer
1654 Smallman St.
Pittsburgh, Pennsylvania, 15222
(888) 583-9506
(Name, address and telephone number, including area code, of agent for service)
Copies to:
Megan J. Baier
David G. Sharon
Wilson Sonsini Goodrich & Rosati, P.C.
1301 Avenue of the Americas
New York, New York 10019
(212) 999-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
INFORMATION REQUIRED IN THE PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
Aurora Innovation, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement (the “Registration Statement”) the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(1)    The Registrant’s Annual Report on Form 10-K (including those portions of the Registrant’s definitive proxy statement relating to its 2025 annual meeting of stockholders that are incorporated by reference in the Registrant’s Annual Report on Form 10-K) for the fiscal year ended December 31, 2024 filed with the SEC on February 14, 2025;
(2)    All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed); and
(3)    The description of the Registrant’s Class A Common Stock contained in Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 14, 2025, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation, directly or indirectly, own less than 1% of the outstanding shares of the Registrant’s common stock.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

The Registrant’s certificate of incorporation contains provisions that limit the liability of the Registrant’s directors and certain of the Registrant’s officers for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, the Registrant’s directors will not be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

●any breach of their duty of loyalty to the Registrant or the Registrant’s stockholders;
●any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
●any transaction from which they derived an improper personal benefit.

Similarly, the Registrant’s officers who at the time of an act or omission as to which liability is asserted consented to or are deemed to have consented to certain service of process rules under Delaware law will not be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for any breach of fiduciary duties as officers, except for liability in connection with:

●any breach of their duty of loyalty to the Registrant or the Registrant’s stockholders;
●any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●any transaction from which they derived an improper personal benefit; or
●any action by or in the right of the corporation.

Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of the Registrant’s directors and officers will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, the Registrant’s bylaws provide that the Registrant will indemnify the Registrant’s directors and officers, and may indemnify the Registrant’s employees, agents and any other persons, to the fullest extent permitted by the Delaware General Corporation Law. The Registrant’s bylaws also provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, the Registrant has entered into indemnification agreements with each of the Registrant’s directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require the Registrant to, among other things, indemnify the Registrant’s directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also generally require the Registrant to advance all expenses reasonably and actually incurred by the Registrant’s directors and executive officers in investigating or defending any such action, suit or proceeding. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions in the Registrant’s certificate of incorporation, bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against the Registrant’s directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against the Registrant’s directors and officers as required by these indemnification provisions.

The Registrant has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to the Registrant’s directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by the Registrant to the Registrant’s directors and officers pursuant to the Registrant’s indemnification obligations or otherwise as a matter of law.

Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.
EXHIBIT INDEX

Exhibit Number		Incorporated by Reference				Filed or Furnished Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Specimen Class A common stock certificate	8-K	001-40216	4.1	November 4, 2021
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.					X
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X
23.2	Consent of KPMG LLP, independent registered public accounting firm					X
23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto)					X
24.1	Power of Attorney (included on the signature page hereto)
99.1	Aurora Innovation, Inc. 2021 Equity Incentive Plan, as amended and restated on May 26, 2023	S-8	333-272272	99.1	May 30, 2023
99.2	Form of Stock Option Agreement under the Aurora Innovation, Inc. 2021 Equity Incentive Plan	8-K	001-40216	10.12	November 4, 2021
99.3	Form of Restricted Stock Unit Agreement under the Aurora Innovation, Inc. 2021 Equity Incentive Plan	8-K	001-40216	10.12	November 4, 2021
99.4	Form of Addendum to Stock Option Agreement for Executive Officers under the Aurora Innovation, Inc. 2021 Equity Incentive Plan	S-8	333-277080	99.4	February 15, 2024
107	Filing fee table					X

Item 9. Undertakings.
A.    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 14th day of February, 2025.

AURORA INNOVATION, INC.

By:	/s/ Chris Urmson
Chris Urmson
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Chris Urmson, David Maday, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact, proxy and agent, or any substitute of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Chris Urmson	Chief Executive Officer and Director	February 14, 2025
Chris Urmson	(Principal Executive Officer)

/s/ David Maday	Chief Financial Officer	February 14, 2025
David Maday	(Principal Financial and Accounting Officer)

/s/ Sterling Anderson	Director	February 14, 2025
Sterling Anderson

/s/ Brittany Bagley	Director	February 14, 2025
Brittany Bagley

/s/ Shailen Bhatt	Director	February 14, 2025
Shailen Bhatt

/s/ Gloria Boyland	Director	February 14, 2025
Gloria Boyland

/s/ Reid Hoffman	Director	February 14, 2025
Reid Hoffman

/s/ Claire D'Oyly-Hughes Johnson	Director	February 14, 2025
Claire D'Oyly-Hughes Johnson

/s/ Michelangelo Volpi	Director	February 14, 2025
Michelangelo Volpi